Exhibit 5.1

February 13, 2025

BofA Securities, Inc.
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Mizuho Securities USA LLC

MUFG Securities Americas Inc.
PNC Capital Markets LLC
Truist Securities, Inc.
AmeriVet Securities, Inc.
BNY Mellon Capital Markets, LLC
Cabrera Capital Markets LLC
Loop Capital Markets LLC
Fifth Third Securities, Inc.

Indenture Trustee:
The Bank of New York Mellon Trust Company, N.A.
311 South Wacker Drive,
Suite 6200B, Floor 62
Mailbox #44
Chicago, Illinois 60606

c/o BofA Securities, Inc. One Bryant Park New York, New York 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036 Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202
Re:    $1,000,000,000 5.100% Notes due 2035, and $1,000,000,000 5.600% Notes due 2054

Ladies and Gentlemen:
As Assistant Secretary of Union Pacific Corporation, a Utah corporation (the “Company”) and VP Law – Finance, Compliance & Commercial Litigation of Union Pacific Railroad Company (“UPRR”), I am familiar with the proceedings taken by the Company in connection with the proposed issuance and sale of $1,000,000,000 aggregate principal amount of

5.100% Notes due 2035 (the “2035 Notes”) and $1,000,000,000 aggregate principal amount of 5.600% Notes due 2054 (the “2054 Notes”, and together with the 2035 Notes, the “Notes”), to be issued under an Indenture, dated as of April 1, 1999 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee (the “Trustee”), and with the Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference therein), dated February 10, 2025 (the “Agreement”), between the Company and the respective Underwriters named therein. A registration statement with respect to the Notes, including a prospectus relating to such registration statement, has been filed on Form S-3 with the Securities and Exchange Commission and initially became effective as of February 13, 2024 (File No. 333-277044). Such registration statement and prospectus, as amended or supplemented as of the date hereof in relation to the Notes, including all documents incorporated by reference therein, are referred to herein as the “Registration Statement” and the “Prospectus”, respectively. Capitalized terms not otherwise defined herein have the meanings provided in the Agreement.
In connection with this opinion, I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. I have also examined and am familiar with the proceedings taken by the Company to authorize the issuance and sale of the Notes. In addition, I have examined a copy of the Registration Statement, including the exhibits thereto, and a copy of the Prospectus included in the Registration Statement and all of the elements of the General Disclosure Package, including a copy of a Prospectus Supplement to the Prospectus, dated February 10, 2025.
In rendering this opinion, I have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of material fact relating to the opinions expressed herein, I have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates and certifications as I deemed relevant.
Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, I am of the opinion that:
1.    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Utah, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not involve a material risk to the business, operations or financial condition or results of the Company and its subsidiaries, taken as a whole;
2.    The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized; the Notes have been duly executed, authenticated, issued and delivered; the Indenture and the

Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture; and the Notes conform to the description thereof contained in the General Disclosure Package and the Final Prospectus;
3.    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Agreement, except (i) such as have been obtained and made under the Act and the Trust Indenture Act, and (ii) such as may be required under state securities laws in connection with the issuance or sale of the Notes by the Company;
4.    The execution, delivery and performance of the Indenture and the Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by the Agreement;
5.    The Registration Statement has become effective under the Act, and, to the best of my knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and (ii) the Company has not received any notice pursuant to Rule 401(g)(2) of the Act;
6.    Based on the information gained in the course of my participation, in my role as Assistant Secretary of the Company and VP Law – Finance, Compliance & Commercial Litigation for UPRR, in certain meetings and making of certain inquiries and investigations in connection with the preparation of the Registration Statement and the General Disclosure Package and the Final Prospectus, the Registration Statement, as of its Effective Date, and the Final Prospectus, as of its date and as of the date hereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations (it being understood that I express no opinion as to the financial statements or other financial data contained in the Registration Statement, the General Disclosure Package or the Final Prospectus); and
7.    The Agreement has been duly authorized, executed and delivered by the Company.

In addition, nothing has come to my attention in the course of performing the activities referred to in paragraph 6 above that has caused me to believe that (A) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the General Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The descriptions in the Registration Statement, the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown, and I do not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required. In making the statements in this paragraph, it is understood that I express no view as to the financial statements or other financial data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. In rendering the opinions in paragraph 6 and in making the statements in this paragraph, I do not assume any responsibility for the accuracy or completeness of statements made in the Registration Statement, the General Disclosure Package and the Final Prospectus except as described in the second sentence of this paragraph and the last clause of paragraph 2.
This opinion is limited solely to the laws of the State of New York and the Federal laws of the United States of America, except as provided below. To the extent that any of the opinions expressed herein relate to matters arising under the laws of the State of Utah, I have relied on the opinion of Chapman and Cutler LLP, special Utah counsel for the Company, dated the date hereof, which opinion is satisfactory to me in form and scope and is being provided to you concurrently herewith.
This opinion may be relied upon only by the addressees solely with respect to the matters specifically set forth herein (except that the Trustee is entitled to rely upon this opinion as if it had been addressed to it) and, without the prior written consent of the Company, may not be furnished in any manner to, or relied upon by, any other person or entity for any purpose.
Very truly yours,

/s/ John A. Menicucci, Jr.
John A. Menicucci, Jr.
 Assistant Secretary,
Union Pacific Corporation
VP Law – Finance, Compliance & Commercial Litigation
Union Pacific Railroad Company

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